Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Tuesday, February 22, 2005

(432) 620-0300

KEY ENERGY PROVIDES JANUARY RIG HOURS

AND SELECT FINANCIAL DATA

MIDLAND, TX, February 22, 2005 – Key Energy Services, Inc. (NYSE: KEG) today announced rig hours for the month of January 2005.  The Company also announced select financial data for the quarter ended December 31, 2004. The Company is providing this information to investors as part of the consent from the holders of the Company’s 6 3/8% senior notes due 2013 and its 8 3/8% senior notes due 2008.  Additionally, the Company intends to host a conference call on March 7, 2005 in which it will provide a restatement and activity update.  Details of the conference call will be released early next week.

ACTIVITY UPDATE

Activity levels remain healthy despite inclement weather during January.  Additionally, the Company has recently ordered an additional 10,000 horsepower of pressure pumping equipment for its pressure pumping division and intends to place this additional capacity in its existing operations in the fall of 2005.  The order, which totals approximately $5 million, is in addition to the Company’s 2005 capital expenditure budget of approximately $100 million.  The actual amount of capital expenditures during 2005 may vary based on the demand for the Company’s services.

ACTIVITY LEVELS

	Month Ending
	1/31/2005	12/31/2004	1/31/2004
Working Days	21	20	21
Rig Hours	205,171	199,346	192,136
Trucking Hours (1)	214,036	226,368	243,523

The Company calculates working days as total weekdays for the month less any company holidays that fall in that month.  For the month of February 2005, there are 20 working days.

6 Desta Drive, Midland, TX 79705

(1)     The Company is now including its Argentina trucking hours in its reportable trucking hours count. The Argentina trucking operation is an equipment hauling operation and these assets are primarily used to move the Company’s drilling and well service rigs.  Argentina trucking revenue is less than 2.5% of that division’s total revenue and less than 0.1% of the Company’s total revenue.  Trucking hours for each period in the activity table have been adjusted to reflect the addition of the Argentina trucking hours

The rig and trucking hours for each period exclude hours associated with the Company’s contract drilling and rig hauling assets which were divested on January 15, 2005.  Further, with the implementation of the Company’s new work management system (“KeyOps”), which began in 2004 and was fully deployed during the fourth quarter of 2004, the Company has changed its methodology of reporting rig hours.  Rig hours as reported will now include not only all billable hours originating from rig specific workover, repair and completion operations, but also other compensated activities directly related to these field operations such as rig standby, mobilization and demobilization as well as crew travel.  Historically, certain divisions had billed for this time, but had not included those billable hours in its rig hour reporting.  The Company believes that this change will improve its ability to manage its pricing on a national level, improve its asset utilization analysis and improve consistency in the reporting of its rig hours.  The Company will begin reporting rig hours on this basis in 2005 and such new methodology was utilized in calculating rig hours for the month of January 2005.  The Company estimates that the inclusion of these items will cause its domestic rig hours to increase approximately 3.0% to 3.5% relative to historically reported domestic hours.  However, because the work management system was not fully deployed until the fourth quarter of 2004, the Company is unable to reconcile historical hours to reflect this change.  The change has no impact on reported revenues for periods ended December 31, 2004 and before.  Going forward, the reporting change will affect only reported rig hours and will not directly affect reported revenue (except to the extent that it facilitates management of pricing and improved asset utilization).

SELECT FINANCIAL DATA

	Quarter Ended	Quarter Ended
	12/31/04	12/31/03
	(In thousands - Unaudited)	(In thousands - Unaudited)
Select Operating Data:
Revenues
Well servicing	$253,374	$212,791
Contract drilling	5,160	3,153
Other (2)	(5,922)	(139)
Total revenues	$252,612	$215,805

Costs and Expenses
Well servicing	$176,688	$148,133
Contract drilling	3,342	1,987
General and administrative (3)	26,426	23,253
Interest (4)	13,847	12,806

	12/31/04	12/31/03
	(In thousands - Unaudited)	(In thousands - Unaudited)
Select Balance Sheet Data:
Current Assets
Cash and cash equivalents (5), (6)	$19,261	$102,771

Accounts receivable, net of allowance for doubtful accounts	212,351	155,974
Inventories	18,500	15,565
Prepaid expenses and other current assets	20,197	15,719
Total current assets	$270,309	$290,029

Current Liabilities
Accounts payable	59,872	44,545
Other accrued liabilities	71,304	48,694
Accrued interest	9,729	16,008

Current portion of long-term debt and capital lease obligations	4,326	24,307
Total current liabilities	$145,231	$133,554

Long-term debt, less current portion (7)	$473,878	$520,871
Capital lease obligations, less current portion	8,677	11,178
Deferred Revenue	557	722
Non-current accrued expenses	40,258	36,657

NOTES

(2)     Other revenue includes a loss on disposal of approximately $6,169,000 which is associated with the Company’s program to dispose of scrap assets and underutilized land and buildings.  These items may be subject to the ongoing restatement process and, therefore, may be reflected in 2003 or prior years upon completion of the restatement process.

(3)     General and administrative expense for the quarter ended December 31, 2004 includes a credit of approximately $5.0 million associated with state and local taxes.  This tax expense was originally recorded during the quarter ended June 30, 2004, but as a result of the restatement process, these costs are being allocated to prior periods.

(4)     Interest expense includes amortization of deferred debt issue costs, discount and premium of $498,000 and $824,000 for the quarters ended December 31, 2004 and 2003, respectively.

(5)     Cash at February 18, 2005 totaled approximately $84,523,000.

(6)     Capital expenditures were approximately $28,697,000 and $20,378,000 for the quarters ended December 31, 2004 and 2003, respectively.  Capital expenditures for a portion of the rigs which were sold to IROC Systems Corp. totaled approximately $4.3 million during the quarter ending December 31, 2004.

(7)     Outstanding borrowings under the Company’s revolving credit facility at February 18, 2005 totaled approximately $48,000,000.

(8)     All activity associated with the sale of contract drilling has been removed from the income statement captions above.  The revenue and expenses have been reclassified to discontinued operations.  The remaining amounts shown for Contract Drilling revenues and direct expense represent Argentina, Eastern and the CBM rigs in the Powder River Basin.

The information herein represents the results for only one quarter and prior period; and the information herein is not necessarily indicative of the results that may be reported for the fiscal year ended December 31,2004.  The information herein is selected financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements.  Until the restatement of the Company’s prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements.  It is possible that the process of restating the prior year financial statements could require additional changes to the Company’s financial statements for 2004 that individually or in the aggregate could be material to the Company’s financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 financial statements; risks affecting activity levels for rig hours; the impact of the sale of the Company’s land drilling assets, the impact of possible variances in capital spending from that budgeted for 2005; and the Company’s ability to facilitate management of pricing and improve utilization as a result of the change in reporting of rig hours.   Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.